UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

GREENHUNTER resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1048 Texan Trail
Grapevine, TX 76051

(Address of principal executive offices) (Zip Code)

(972) 410-1044

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Subscription Agreements

On January 22, 2015, GreenHunter Resources, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company has agreed to issue and sell to the Purchasers an aggregate of 3,333,334 shares of the Company’s common stock (the “Shares”) and warrants to purchase up to an additional 1,166,667 shares of Company’s common stock (the “Warrants,” and the shares issuable upon exercise of the Warrants, the “Warrant Shares”), at a price of $0.60 per unit (before placement fees and offering expenses). Each unit consists of one Share and one Warrant. The Warrants will entitle its holder to purchase shares of the Company’s common stock at an initial exercise price of $0.81 per share, will be immediately exercisable and will expire on the third anniversary of the date of issuance. The Company will receive $2,000,000 in proceeds from the offering, not including any proceeds from future exercises of the Warrants and not taking into account placement agent fees and other offering expenses. Closing of the offering is expected to occur on January 27, 2015, subject to customary closing conditions.

The issuance and sale of the Shares, Warrants and Warrant Shares (collectively, the “Securities”) are registered pursuant to the Company’s Registration Statement on Form S-3 (No. 333-198051), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 24, 2014, as supplemented by a prospectus supplement dated January 23, 2015, to be filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing descriptions of the Subscription Agreements and the Warrants are only summaries and do not purport to be complete. Copies of the form of Subscription Agreement and the form of Warrant are attached hereto as Exhibits 10.2 and 4.1, respectively, and are incorporated by reference herein.

Placement Agency Agreement

The Company engaged MLV & Co. LLC (“MLV”) as its exclusive placement agent in connection with the offering and sale of the Securities pursuant to a Placement Agency Agreement (the “Placement Agreement”), dated January 22, 2015. Pursuant to the Placement Agreement, MLV has no obligation to buy any of the Securities from the Company and is acting solely as the placement agent. The Company has agreed to pay MLV a commission consisting of 6% of the aggregate gross proceeds received by the Company from the sale of the Securities, plus certain costs and expenses not to exceed $15,000. The Placement Agreement contains customary representations, warranties and indemnification provisions.

The foregoing description of the Placement Agreement is only a summary and does not purport to be complete. A copy of the Placement Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

This report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 7.01     Regulation FD Disclosure.

On January 23, 2015, the Company issued a press release announcing the offering of the Units described in Item 1.01. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information set forth in the Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant
5.1	Opinion of Norton Rose Fulbright US LLP
10.1	Placement Agency Agreement, dated January 22, 2015, by and between the GreenHunter Resources, Inc. and MLV & Co. LLC
10.2	Form of Subscription Agreement
23.1	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)
99.1	Press Release of GreenHunter Resources, Inc., dated January 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GreenHunter Resources, Inc.
Dated: January 26, 2015

	By:	/s/ Morgan F. Johnston
Morgan F. Johnston Sr. VP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1	Form of Warrant
5.1	Opinion of Norton Rose Fulbright US LLP
10.1	Placement Agency Agreement, dated January 22, 2015, by and between the GreenHunter Resources, Inc. and MLV & Co. LLC
10.2	Form of Subscription Agreement
23.1	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)
99.1	Press Release of GreenHunter Resources, Inc., dated January 23, 2015